UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2004

GRANITE CONSTRUCTION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-12911	77-0239383
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

(831) 724-1011
Registrant’s telephone number, including area code

Item 12. Disclosure of Results of Operations and Financial Condition.
Item 7. Financial Statement, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 20.1
EXHIBIT 20.2
EXHIBIT 20.3
EXHIBIT 20.4

Item 12. Disclosure of Results of Operations and Financial Condition.

On May 5, 2004, Granite Construction Incorporated released its first quarter 2004 financial results. Granite announced that a net loss of $9.1 million, or $0.23 per diluted share for the first quarter ended March 31, 2004, which includes a gain on the sale of certain assets related to our ready-mix concrete business in the quarter of approximately $10.0 million pre-tax. This compares with net income of $10.0 million or $0.25 per share for the same period last year. First quarter 2003 results include $18.4 million in pre-tax income related to the sale of the State Route 91 tollroad franchise by the California Private Transportation Corporation, of which Granite is a 22.2% limited partner.

Revenue for the quarter totaled $337.0 million, an increase of 11.5% over the same period in 2003 and includes the $23.0 million impact of consolidating certain construction joint ventures in the quarter as required by new accounting rules*. (See Note)

First quarter 2004 results reflect approximately $19.0 million in higher than anticipated estimated costs on a number of large, complex contracts located throughout the United States operating under the Company’s Heavy Construction Division. These forecast adjustments were attributable to unanticipated changes in project conditions occurring in the quarter resulting in changes to the estimates of the cost to complete the projects. These changes to the estimates were primarily due to the recognition of costs associated with changes in productivity expectations, added scope changes, extended overhead due to owner and weather delays, design problems on Design/Build projects, subcontractor performance issues and higher estimated liquidated damages on two projects.

Backlog at March 31, 2004 totaled $2.0 billion compared with $1.9 billion at March 31, 2003. Backlog at March 31, 2004 includes $122.9 million resulting from the consolidation of our partners’ share of construction joint venture backlog in the quarter under the new accounting rules*. (See Note)

First Quarter Conference Call Information: Granite will host a conference call at 8:00 a.m. Pacific Time, 11:00 a.m. Eastern Time on Thursday, May 6, 2004 which will be live on the internet, and can be accessed at www.graniteconstruction.com or by calling (913) 981-5559. A replay of the call can be accessed on the Company’s website or by calling (888) 203-1112 for domestic U.S. and Canada or (719) 457-0820 for international callers, access code 660459. The replay will be available beginning at 11:00 a.m. Pacific Time on May 6, 2004 through 9:00 p.m. Pacific Time on May 14, 2004.

*Note:

     The Company has determined that certain of the construction joint ventures in which it participates are variable interest entities as defined by FIN No. 46 “Consolidation of Variable Interest Entities” issued by the Financial Accounting Standards Board. Accordingly, the Company has consolidated those joint ventures where it has determined that the Company is the primary beneficiary. There was no effect on the Company’s net loss as a result of these consolidations for the three months ended March 31, 2004.

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Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit Number

20.1	Press Release of Registrant, dated May 5, 2004, its first quarter financial results

20.2	Comparative Financial Summary

20.3	Condensed Consolidated Balance Sheets

20.4	Revenue and Backlog Analysis

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED
Date: May 5, 2004	By:	/s / William E. Barton
William E. Barton
Senior Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit
Number	Document
20.1	Press Release of Registrant, dated May 5, 2004, its first quarter financial results

20.2	Comparative Financial Summary

20.3	Condensed Consolidated Balance Sheets

20.4	Revenue and Backlog Analysis

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